Pricing Supplement No. 33 Dated December 14, 1999     Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and                File No.: 333-72791
Prospectus Supplement dated April 1, 1999)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

Date of Issue:  December 16, 1999 [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                                  [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date:  December 17, 2001 [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                                    [ ] CMT Rate Note               [ ] Treasury Rate Note
                                                    [ ] LIBOR Note                  [ ] Other

CUSIP: 06422NNA0

Principal Amount: $125,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 16th Day of March, June, September, December

Interest Reset Dates: 16th Day of March, June, September, December

Index Maturity: 90 Days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 16 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: December 16, 1999 to March 16, 2000 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: December 16, 1999 to March 16, 2000 and quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): Bank One, NA

Additional Terms: This issue has a long last interest period.

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.